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                                                                    EXHIBIT 10.5


                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement" or "Loan Agreement") is entered into effective July 27, 2000 by and between CALIFORNIA BANK & TRUST, A CALIFORNIA BANKING CORPORATION (formerly Sumitomo Bank of California) ("Bank") and ADVANCED MARKETING SERVICES, INC., a California corporation ("Borrower").

      This Agreement amends and restates that Commercial Loan Agreement ("Loan Agreement") and Promissory Note dated as of January 20, 1995 in the original principal amount of Ten Million Dollars ($10,000,000.00) ("Note") as modified and extended by those Amendment Agreements dated July 31, 1996, March 20, 1997, August 13, 1997, November 19, 1997 and September 30, 1998. The Note and Loan Agreement, and all extensions, amendments and modifications thereof and other documents executed in connection with any of them are collectively referred to as "Loan Documents."

CREDIT FACILITIES, AMOUNT AND TERMS. BANK AGREES TO MAKE THE FOLLOWING CREDIT FACILITIES ("LOAN" OR "LOANS") AVAILABLE TO BORROWER ON THE TERMS, COVENANTS AND CONDITIONS SET FORTH HEREIN.

A. REVOLVING LINE OF CREDIT. During the Availability Period, Bank will, on a revolving basis, make advances to Borrower ("Revolving Line") which may not at any time exceed, in the aggregate outstanding the amount of $12,000,000.00, less the aggregated outstanding face amount of Letters of Credit. During the Availability Period, Borrower may repay principal amounts and reborrow them.

            (1) Minimum Advance. Each advance must be for at least One Hundred Thousand Dollars ($100,000.00), or for the amount of the remaining available Revolving Line, if less.

            (2) Maximum Loan Balance. Borrower agrees not to permit the outstanding principal balance of the Revolving Line plus the outstanding face amount of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed (such sum is the "Loan Balance"), to exceed the Commitment and is further subject to compliance with the Borrowing Base, defined hereinbelow.

            (3) Availability Period. Unless extended in writing by Bank, the period under which Borrower may draw on the Revolving Line ("Availability Period") is between the date of this Agreement and August 31, 2002 (the "Maturity Date") unless Borrower is in default, in which event Bank need not make any advances.

            (5)   Interest Rate.

                  (a) Unless Borrower elects an Optional Interest Rate, advances outstanding hereunder will bear interest at the rate per annum equal to Bank's Prime Rate in effect from time to time. The "Prime Rate"
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                        equals the rate of interest set from time to time by
                        Bank as its Prime Rate. It is determined by Bank as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index, nor is it necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions. Any changes in the interest rate resulting from a change in the Prime Rate shall take effect without notice on the date specified at the time the Prime Rate is set.

                  (b) Interest shall be calculated on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

                  (c) Optional Interest Rate. Instead of the interest rate based on Bank's Prime Rate, Borrower may elect to have all or any portion, but not less than $500,000.00 of the revolving portion of the Revolving Line (during the Revolving Availability Period) bear interest at the rate described below ("Optional Interest Rate") during an interest period agreed to in writing by Bank and Borrower. Each interest rate is a rate per annum. Interest will be paid in arrears. At the end of any interest period, the interest rate will revert to the rate based on the Prime Rate, unless Borrower has designated another Optional Interest Rate for that portion. The optional interest rate will be equal to LIBOR, as described below, plus a spread equal to one and one half percent (1.50%) per annum.

                        (i) LIBOR shall mean the London Interbank Offered Rate, which is the rate of interest at which deposits in U.S. Dollars for one month are offered to first class banks in the London Interbank Market as quoted for the mid-morning average LlBOR rate as published by Telerate Systems, Inc. or such other publications as Bank may reasonable select, two (2) Business Days prior to the commencement of each relevant Interest Period.

                        (ii) Borrower may select an Optional Interest Rate for periods of 30, 60, 90, 120, 150 or 180 days, provided Borrower may not elect an Optional
                              Interest Rate with respect to any portion of the principal balance which is scheduled to be repaid before the last day of the applicable Interest Period.

                        (iii) No portion of the principal balance of the
                              Revolving Line already bearing interest at an Optional Interest Rate may be converted to a different rate during its Interest Period.

                        (iv) Each prepayment of principal of the Revolving Line which is covered by an Optional Interest Rate, whether voluntary, by reason of acceleration or otherwise, will be accompanied
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                              by the amount of accrued interest on the amount
                              prepaid, and a prepayment fee equal to the amount (if any) by which: (a) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds (b) the interest which would have been recoverable by Bank by placing the amount prepaid on the deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

                        (v) Bank will have no obligation to accept an election of an Optional Interest Rate if: (a) dollar deposits in the principal amount, and for periods equal to the interest period, of an Optional Interest Rate portion are not available in the offshore Dollar Interbank market; or (b) the Optional Interest Rate does not accurately reflect the cost of an Offshore Rate portion.

            (6) Repayment. Borrower will pay interest monthly on the first day of each calendar month until Maturity, at which time all principal, interest and other charges outstanding shall be due. Borrower may prepay the Revolving Line in full or in part at any time. Any prepayment will be applied first to interest and charges and then to principal. Principal amounts repaid may be re-borrowed.

            (7)   Letter of Credit Sub-limit.

                  (a) The Revolving Line may be used for financing commercial or standby letters of credit with a maximum maturity of one year, but not to extend more than ninety (90) days beyond the Maturity Date.

                  (b) The amount of outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed, may not exceed at any one time five hundred thousand dollars ($500,000.00).

                  (c) Any sum drawn under a letter of credit may, at the option of Bank, be added to the principal amount outstanding under the Revolving Line. Such amount will bear interest and be due as described hereinabove at
                        Section 5(a).

                  (d)   In the event any letters of credit are outstanding on
                        the Maturity Date, or in the event an Event of Default shall have occurred, Borrower shall immediately prepay such letters of credit and deposit with Bank, as cash collateral for the obligations of Borrower under such letters of credit, and Borrower hereby grants to Bank a security interest in such cash collateral, an amount equal to the face amount of all outstanding letters of credit, to be applied to repay draws under letters of credit as and when made.
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                  (e)   The issuance of any letter of credit or any amendment to
                        a letter of credit is subject to Bank's written approval and must be in form and content satisfactory to Bank and in favor of a beneficiary acceptable to Bank.

                  (f) Borrower will sign Bank's form applications for any letter of credit issued pursuant to this Agreement.

                  (g) Borrower agrees that Bank may automatically charge its deposit account for applicable fees, discounts and other charges relating to any letters of credit.

                  (h) Borrower will pay any issuance and/or other fees that Bank notifies Borrower will be charged for issuing and processing letters of credit.

INTEREST RATES. The interest rates payable on the above facility will be computed on the basis of a 360 day year and the actual number of days elapsed. This results in more interest than if a 365 day year is used.

DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default, at Bank's sole option, Borrower shall pay interest on the outstanding principal and interest at the rate of interest otherwise provided, plus five percent (5%) (the "Default Rate"). This will not constitute a waiver of any Event of Default.

FEES AND EXPENSES.

      (a) Letter of Credit Fees. Borrower agrees to pay any issuance fees/and or other fees that Bank notifies Borrower will be charged for issuing and processing letters of credit for Borrower.

      (b) Expenses. Borrower agrees to immediately repay Bank for expenses, including without limitation, filing, recording and documentation fees. Borrower agrees to reimburse Bank for any expenses it incurs in the negotiation and preparation of this Agreement and any agreement or instrument required by this Agreement, which expenses include, without limitation, reasonable attorneys' fees, including any allocated costs of Bank's in house counsel. Borrower further agrees to reimburse Bank for the cost of periodic audits and appraisals of the collateral securing the Loan, at such intervals as Bank may reasonably require, including audits and appraisals performed by employees of the Bank.

GUARANTORS. There are no guarantors of the indebtedness.

COLLATERAL. Borrower's obligations to Bank are unsecured.

DISBURSEMENTS, PAYMENTS AND COSTS

      REQUEST FOR CREDIT. Each request for an advance under any line of credit will be made in writing in a manner acceptable to Bank, or by another means acceptable to Bank.
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      DISBURSEMENT AND PAYMENTS. Each disbursement by Bank and each payment by
      Borrower will be:

      (a) made at Bank's branch (or other location) selected by Bank from time to time.

      (b) made for the account of Bank's Branch selected by Bank from time to time.

      (c) made in immediately available funds, or such other type of funds selected by Bank.

      (d) evidenced by records kept by Bank. In addition, Bank may, at its discretion, require Borrower to sign one or more promissory notes.

      TELEPHONE AUTHORIZATION

      (a) Bank may honor telephone instructions for advances or repayments given by any officer of Borrower or a person or persons so authorized by any officer of Borrower.

      (b) Advances will be deposited in, and repayments will be withdrawn from Borrower's deposit account with Bank.

      (c) Bank will provide written confirmation to Borrower of transactions made based on telephone instructions. Borrower agrees to notify Bank promptly of any discrepancy between the confirmation and telephone instructions. If there is a discrepancy and Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

      (d) Borrower indemnifies and holds Bank harmless (including its officers, employees and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by an officer of Borrower or a person authorized by an officer of Borrower. This indemnity and agreement to hold harmless will survive this Loan Agreement's termination.

      BANKING DAYS. Unless otherwise provided in this Loan Agreement or other document executed in connection with any of the loan(s), a "Banking Day" is a day other than a Saturday or Sunday on which Bank is open for business in California. For amounts bearing interest at an Optional Interest Rate (if any), a Banking Day is a day other than a Saturday or a Sunday on which Bank is open for business in California and dealing in offshore dollars. All payments and disbursement which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the applicable loan(s) on the next Banking Day.

      OVERDRAFTS. At Bank's sole option in each instance, Bank may make advances under any line of credit to prevent or cover an overdraft on any account of Borrower with Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate described in the
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      applicable line of credit from which the advance is made. Borrower shall be liable to Bank for any advance made to cover an overdraft.

      OVERADVANCES. If at any time the principal outstanding balance of any line of credit exceeds the commitment, that amount shall be immediately due and payable.

CONDITIONS. Bank must have received the following fully executed items, in form and content acceptable to Bank, before it is required to extend any credit to Borrower under any of the loan(s):

      (a) Evidence that the execution, delivery and performance by Borrower have been duly authorized.

      (b)   Evidence of Insurance coverage, if and as required by Bank.

      (c)   Borrower shall have opened its primary business accounts with Bank.

      (d) Borrower shall have paid to Bank any commitment fees and costs associated with the Loan.

CONDITIONS TO EACH ADVANCE. It shall be a condition to Bank's obligation to make advances under any line of credit that:

      (a) Borrower shall not be in default of any payment terms or covenants applicable to the Loans.

      (b) All representations and warranties of Borrower must be true and correct.

      (c) No material adverse change in the financial condition of the Borrower or any Guarantor, or to the value of any collateral securing the Loan, in Bank's sole discretion, shall have occurred;

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as of the date of this Agreement and during the term hereof until notice of the contrary is given that:

      (a) Organization. Borrower is and at all times shall be a corporation duly organized, validly existing and in good standing under the laws of the State of California and is and shall be qualified to do business in each jurisdiction where the character of its business or assets requires such qualification. Borrower has full power, right and authority to (i) own its property, including, without limitation, the Property, (ii) carry on its business as now conducted,
(iii) execute and deliver this Loan Agreement and other loan documents and perform its obligations thereunder, and (iv) consummate the transactions contemplated hereby.

      (b) Authority. The execution, delivery and performance of this Agreement and any instrument or agreement required hereunder are within the power of Borrower, have been duly authorized and do not and will not (1) conflict with the terms of any charter, bylaws, partnership agreement, trust instruments, or other organizational papers of Borrower; (2) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award in effect having applicability to Borrower, or (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or
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instrument to which Borrower is a party or by which Borrower or the Property may be bound or affected.

      (c) Legally Enforceable Agreements. This Agreement is, and each of the other Loan Documents when delivered under this Agreement or otherwise will be, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

      (d) Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, or involving the validity or enforceability of any of the Loan Documents or the priority of the liens created therein, at law or in equity, or before or by any governmental authority or local authority. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

      (e) ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

      (f) Taxes and Utilities. Borrower has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, utility charges, assessments, and governmental charges and levies on Borrower and the Collateral, including interest and penalties.

      Each request for an advance shall constitute a renewed representation of the above matters.

FINANCIAL COVENANTS AND REPORTING. During the term of this Loan Agreement, Borrower will:

      (a) Within 45 days of period end, provide Bank with quarterly interim financial statements, on a consolidated basis, including a balance sheet and income statement and Borrower's filed 10Q;

      (b) Provide Bank, within 120 days of fiscal year end, CPA audited annual financial statements, on a consolidated basis, with an unqualified opinion;

      (c) Not incur debt in excess of $10 million for purchase money obligations, unsecured debt and capital lease obligations;

      (d) Not incur or suffer to exist any liens against its property, except in the ordinary course of business or for purchase money transactions for real and personal property, including leases, with a limitation on such in an aggregate not to exceed $10 million;

      (e) Not repurchase any of Borrower's own stock in excess of $6 million in the aggregate from the date of this document through the Maturity date.
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      (f)   Not acquire or purchase a business or its assets for a
            consideration, including assumption of debt and seller financing, if the aggregate value of all such transactions, in any rolling 12 month period, exceed two times the sum of Borrower's trailing four quarters' income from operations, lest interest expense for the period, less tax expense for the period. Total aggregate consideration paid for all acquisitions shall not exceed $25,000,000.00;

      (g)   Maintain compliance with the following financial covenants:

            (i) Maximum Leverage of Total Liabilities to Tangible Net Worth, on a consolidated basis as of the last day of each quarter, a ratio Total Liabilities to Tangible Net Worth not exceeding 2.50:1, except for the quarter ending September 30, during which quarter the ratio is not to exceed 3.00:1 and December 31, during which quarter the ratio is not to exceed 2.75:1;

                  "Total Liabilities" equals the sum of current liabilities plus long-term liabilities, minus debt subordinated to Borrower's obligations to Bank.

            (ii) Minimum Tangible Net Worth of $60,000,000.00 on a consolidated basis on the last day of each quarter;

                  "Tangible Net Worth" means book net worth, minus intangible assets plus liabilities subordinated to Bank in a manner acceptable to Bank.

            (iii)  Minimum Current Ratio of 1.15:1;

                  "Current Ratio" means current assets divided by current liabilities.

AFFIRMATIVE COVENANTS. Until the full and final payment of all obligations incurred hereunder, Borrower will:

      (a)    Repay the Loan(s) in accordance with their terms;

      (b) Faithfully perform all of the obligations to be performed by Borrower under the Loan Documents.

      (c)    Promptly give written notice to Bank of:

            (i)    any change in the principal place of business of Borrower;

            (ii) any material change in the Property or the business and financial affairs of Borrower;

            (iii) any default or Event of Default, setting forth in such notice the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto;

            (iv)   all actions, suits, and proceedings before any court or
                   governmental department, commission, board, bureau, agency, or instrumentality,
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                  domestic or foreign, affecting Borrower which, if determined adverse to Borrower could have a material adverse effect on the ability of Borrower to perform its obligations under this Loan Agreement;

            (v) any dispute between Borrower and any governmental regulatory body which may have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement;

      (d) Permit Bank or its agents with at least 24 hours notice by telephone, telephone facsimile and actual delivery of written notice to Borrower, to examine and make copies and abstracts from the records and books of account of and visit Borrower's premises, and to discuss the affairs, finances, and accounts of Borrower with any of its employees and Borrower's independent accountants.

      (e) Insurance. Furnish and maintain, until full repayment of the Loan, in form and amounts and from a company satisfactory to Bank, policies of insurance, including (i) all risk, fire and hazard insurance for the full replacement cost of all property comprising Bank's collateral; and (ii) general business business coverage in a type and amount typical for Borrower's business.

      (f) Taxes and Liens. Pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon it, its income or profits, before penalties attach thereto; provided, however, that Borrower shall not be required to pay any such tax, assessment charge or levy, the payment of which is being contested in good faith and by proper proceedings, which serves to stay enforcement of such obligations and any lien securing such obligations, and Borrower has obtained a bond, insurance or other security reasonably satisfactory to Bank to specifically secure these liens or obligations.

      (g) Expense Reimbursement. Upon demand, immediately reimburse Bank for any and all expenses incurred in connection with and after the execution of this Agreement, whether or not the Loan is made, including the expenses of Bank's in-house legal and audit expenses. In the event that those expenses are not paid within ten (10) days of the Notice, Bank, in its sole and absolute discretion, may treat the amount of any expense as a disbursement of Loan proceeds hereunder and pay the same (whether by reimbursement of itself or by payment to third parties) notwithstanding the fact that the conditions precedent set forth herein and/or the requirements of any other Article hereof have not been satisfied. In such event, the failure to pay the Bank. Expenses upon demand shall constitute an Event of Default.

      (h) Additional Information. Provide in a timely manner to Bank such additional information concerning the condition or operations, financial or otherwise, of Borrower as Bank may from time to time request.

NEGATIVE COVENANTS. Borrower covenants and agrees that, until full and final payment of all indebtedness incurred hereunder, it will not, without the prior written consent of Bank:
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      (a)   Liens or Encumbrances. Permit or suffer any additional liens or encumbrances except:

            (i) liens for taxes or assessments or other governmental charges not delinquent or being contested in good faith and by proper proceedings, which serve to stay enforcement of such obligations and any lien securing such obligations, if Borrower has obtained a bond, insurance or other security reasonably satisfactory to Bank to specifically secure these liens or obligations;

            (ii)   purchase money liens on equipment and goods;

            (iii)  liens in favor of Bank; and

            (iv)   liens disclosed and approved in writing by Bank.

      (b) Change in Organization or Operations. Make any material change, revision, amendment or modification of any kind in and to its organization and operations or the organization and operation of any person or entity comprising the Borrower.

EVENTS OF DEFAULT. Notwithstanding the terms of this Loan Agreement or any note to the contrary, Bank may, at its option, declare all outstanding sums hereunder immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, upon occurrence of any of the following (each an "Event of Default"):

      (a) Borrower fails to pay when due, any payment of interest or principal or any other sum due under this Agreement or any of the Loan Documents in accordance with the terms hereof, or the Note, or the other Loan Documents; or Borrower fails to pay when due, any payment of interest or principal or any other sum due under any other agreement Borrower has with Bank; or Borrower fails to pay when due, any payment of interest or principal or any other sum due under any other agreement, or breaches any agreement Borrower may have with another lender.

      (b) Other than as to a default described in (a) above, Borrower fails or neglects to perform, keep, or observe any term, provision. covenant, condition or agreement set forth in this Agreement or any other Loan Documents and such failure, if curable, is not cured within ten (10) Business Days after notice to Borrower of such failure.

      (c) Borrower commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower and the petition is not controverted within twenty (20) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, or Borrower commences any other proceedings under any reorganization, arrangements, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty (60) days, or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstated for a period of Sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally.

      (d) Any representation or warranty under this Agreement or any agreement, instrument or certificate executed pursuant to this Agreement or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

      (e) One or more judgments, decrees, or orders for the payment of money in excess of Fifty Thousand Dollars in the aggregate shall be rendered against Borrower and such judgment, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

      (f) A material adverse change occurs in the operations, business, property, assets, financial condition or prospects of Borrower.

REMEDIES. Upon the occurrence of an Event of Default herein, Bank shall be entitled to pursue any and all remedies, rights, privileges and benefits contained in this Loan Agreement or in any Note or other Loan Document, or available at law or in equity or by statute, including, without limitation, declaring the Note immediately due and payable. No remedy conferred upon or reserved to Bank hereunder or under any of the other Loan Documents is intended to be exclusive of any other remedy conferred upon or reserved to Bank hereunder or under any of the other Loan Documents or at law or in equity or by statute, but each shall be cumulative and shall be in addition to every other remedy given hereunder or under the other Loan Documents or now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Loan Documents to Bank may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Bank, and Bank may pursue inconsistent remedies.
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MISCELLANEOUS

      No Waiver. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      Notices. Any communication between the parties hereto or notices required to be given under this Loan Agreement may be given at the addresses either party may designate by written notice to the other party, and shall be deemed to have been given (i) in the case of notice by express carrier with delivery fees prepaid, one day after it is sent, (ii) in the case of notice by letter, two days after it is deposited in the mail certified and return receipt requested, or (iii) the same day in the case given by facsimile or telecommunication. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower, any Guarantor or third party Grantor agrees to keep Bank informed at all times of their respective current address(es).

      No Third Party Beneficiary. Neither party intends that this Loan Agreement is or will be for the benefit of or enforceable by any third party even though proceeds of the Loan are received by the third party or used either directly or indirectly for the benefit of the third party.

      Successors and Assigns. The terms and provisions of this Loan Agreement shall be binding upon, and the benefits shall inure to, the parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Bank.

      Attorney's Fees. In the event any action is brought to interpret or enforce this Loan Agreement or the Note or any part thereof, or any other Loan Document, including without limitation the Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees, expert witness fees, and litigation related expenses, in addition to costs of suit.

      Costs and Expenses. Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, review, and administration of this Loan Agreement or any of the Loan Documents, including, without limitation, the reasonable fees and out-of pocket expenses of counsel (including in-house counsel) of Bank

      Choice of Law and Venue: Waiver of Jury Trial. The Loan Documents shall be deemed to have been made in the State of California and the validity of this Loan Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. BORROWER, GUARANTORS AND BANK WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE ON ANY BASIS WHATSOEVER. BORROWER, GUARANTORS AND BANK EACH HEREBY EXPRESSLY, INTENTIONALLY AND KNOWINGLY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT THIS AGREEMENT OR ANY OF THE

LOAN DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWER AND BANK.

      Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

      Entire Agreement. This Agreement and the documents described herein represent the entire agreement of the parties and supersede all prior oral and written communication between the parties. If there is any conflict between this Loan Agreement and any documents referred to herein, this Loan Agreement shall prevail. No amendment of this Loan Agreement shall be valid unless it is in writing and is signed by the parties to this Loan Agreement.

      Assignments and Participations. Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other person, firm or corporation ("Participant") all or part of the indebtedness of Borrower outstanding under this Agreement or the Note. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to the Participant Borrower agrees and consents to Bank's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Bank. Bank may provide, without any limitation whatsoever, to any one or more Participants, or potential Participant, any information or knowledge Bank may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the Participants will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Bank or against any Participant and unconditionally agrees that either Bank or such participant may enforce Borrower's obligations under the Loan(s) irrespective of the failure or insolvency of any holder of any interest in the Loan(s). Borrower further agrees that the Participant may enforce its interest irrespective of any personal claims or defenses that Borrower may have against Bank.

      Documentation. In addition to the instrument and documents mentioned or referred to herein, Borrower shall, at its own cost and expense, supply Bank with such other instruments, documents, information and data as are reasonably necessary, as determined by Bank, for the purposes hereof, all of which shall be in form and content as reasonably required by Bank.

      Revival Clause. If any of the payments of money or transfers of property made to Bank by Borrower hereunder or under the Notes should for any reason subsequently be declared to be "fraudulent" or a "voidable preference" within the meaning of any state or federal law relating to fraudulent conveyances, preferential, or otherwise voidable or recoverable, in whole or in part, for any reason, under the Bankruptcy Code or any other federal or state law (collectively referred to herein as "Voidable Transfers"), and Bank is required to repay or restore the amount of any such Voidable-Transfers, or any portion thereof, then, as to the amount repaid or restored pursuant to any such Voidable Transfer (including all costs, expenses and attorneys' fees of Bank related thereto, including, without limitation, relief from stay or similar proceedings), the liability of Borrower shall automatically be revived, reinstated and restored in such amount or amounts, and shall exist as though such Voidable Transfer had never been made to Bank. Nothing set forth herein is an admission that any such Voidable Transfer has occurred. Borrower expressly acknowledges that Bank may rely upon advice of counsel, and if so advised by counsel, may settle, without defending, any action to avoid any alleged Voidable Transfer, and that upon settlement, Borrower shall again be liable for any deficiency resulting from such settlement as provided in this Section.

      Survival of Representations and Warranties. All representations and warranties of the Borrower contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of the Borrower pursuant to any Loan Document, will survive the making of the Loan and the execution and delivery of the Loan Documents, and recordation of the Deed of Trust, and have been or will be relied upon by Bank, notwithstanding any investigation made by Bank or on its behalf.

      Appointment of Bank as Attorney in Fact. Until all the obligations have been paid in full, Borrower irrevocably appoints Bank as its attorney in fact and authorizes and empowers it to endorse and affix Borrower's name to or upon any check, draft, note, instrument or other writing relating to any Collateral, or .upon any check or other instrument given in payment thereof, or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and upon all other instruments and writings required to assert and protect Bank's rights in the Collateral.

      Time is of the Essence. Time is of the essence of each and every provision contained in this Agreement and all of the other Loan Documents.

      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Bank may rely upon a photocopy or telephonic facsimile of any such executed counterpart as an original.

      Provisional Remedies. Nothing contained in this Loan Agreement shall be construed to limit any right that Bank may have under this Agreement or at law to exercise any provisional remedies that it may have under this Loan Agreement or any of the other Loan(s).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this Agreement as of the date first above written.

BANK:                                 BORROWER:


CALIFORNIA BANK &  TRUST              ADVANCED-MARKETING SERVICES, INC.
A CALIFORNIA BANKING CORPORATION      A CALIFORNIA CORPORATION

By: /s/ Steve Delong                By: /s/ Michael M. Nicita
    --------------------------          ---------------------------------
Name: Steve Delong                    Name:  Michael M. Nicita
Title:  Vice President                Title:  President and Chief Executive
                                      Officer